Exhibit 10.2

Date:  December 27, 2007

Mitsuru Maekawa

c/o Genpact

GE Building No. 5

Software Park Road,

Dalian Software Park

Dalian, Liaoning - 116023

China

Subject :  Employment with Genpact Japan KK

Dear Mr. Maekawa,

Reference is made to paragraph 11 of your employment offer letter, dated January 15, 2006, attached hereto as Annex A (the “Offer Letter”).   Pursuant to the terms of your Offer Letter, you were to retire upon reaching the age of 60.  We would like to extend your retirement age to 62 years.  Accordingly, paragraph 11 of your Offer Letter is hereby amended to read as follows:

“Your services with the Company will come to an end automatically upon your attaining retirement at the age of 62 years.   The date of retirement will be end of the month when you attain the age of 62.”

Subject to the above amendment, all other terms and conditions contained in your Offer Letter shall continue in full force and effect.

Yours Sincerely,

DIRECTOR

GENPACT JAPAN KABUSIKI KAISHA

Accepted & Agreed this 27th day of December 2007.

/s/ Mitsuru Maekawa
Mitsuru Maekawa

Genpact Japan Kabushiki Kaisha

5th Floor, Kowa 35 Building, 14-14,

Akasaka I-chome, Minato-ku,

Tokyo 107-8453, Japan

January 15, 2006

PERSONAL & CONFIDENTIAL

Mitsuru Maekawa,

Genpact OHR 305000583

Dear Maekawa san,

We are pleased to extend you an offer of employment for the position of CEO, Genpact, China at Genpact Japan Kabushiki Kaisha (the “Company”). In this position, you will report to Mr. Pramod Bhasin, President and CEO, Genpact, Global. If you accept our offer of employment and sign below, this offer forms the agreement between you and the Company.

1.              Start Date

Your employment with the Company will begin on February 1, 2006.

2.              Notice Periods

This employment may be terminated either by you or the Company with 30 days notice.

The Company will give you at least 30 days advance notice or an equivalent of 30 days average salary in lien of notice, if any of the following event applies:

(i)                           the company is of the view that you are unable to perform your normal duties due to reasons attributable to health

(ii)                        it is considered that your performance becomes markedly lower, beyond hope for improvement;

(iii)                     the Company is faced with unavoidable contraction of business or staff rationalisation;

(iv)                    any other reasons similar to those listed above.

3.              Duties

3-1                              During your employment hereunder you shall:

•                 Assume overall responsibility for Genpact, China operations

•                  Achieve business growth targets

Notwithstanding the provisions of Clause 3-1 the Company shall:

•                  have the right to require you at any time to work for such special projects or functions commensurate with your capabilities as the Company shall determine at its discretion

•                  be under no obligation during the notice period to assign or vest in you any powers, duties or functions or to provide any work for you and may at any time during the notice period suspend you from any duties.

4.              Place of Work

You will be required to work in the Company’s offices based out of China and Japan as per business needs.

5.              Working Hours

Your normal working hours are 9:00 a.m. to 5:00 p.m. Monday to Friday with one hour lunch break per day.

You may be required to work any additional hours to perform the duties with or without additional compensation, as per applicable law.

6.              Compensation

Your annual base salary will be 35763512 Yen, payable monthly. In addition, you will be paid an annual Special Allowance of 910800Yen, payable monthly. This gross salary is subjected to any deductions that the Company is required by law to make. The resulting net salary shall be deposited on the 25th day of each month (payday), directly to a financial Institution that you designate in writing by the 10th day of each month. The cut off for calculation of monthly payments shall be each calendar month end.

When the payday falls on a holiday, the payday will be advanced to the first working day immediately before such day.

Your compensation shall be reviewed by the Company on an annual basis, normally at the end of completing one year of service, in conjunction with a performance evaluation process. Your first base salary review will be in 15-18 months from your last salary merit/promotion salary increase.

You will be eligible to participate in the Company’s Performance Bonus Plan. Payment of a bonus is at the Company’s discretion.

7.              Benefits

•                 Statutory Benefit Plan

You will be eligible to participate in the statutory benefits plans with the government as applicable. These interalia include Health Insurance. Welfare Pension Insurance, Unemployment insurance and Worker’s Compensation Insurance.

•                 Transportation

You will be provided a Company Car and the Company will also pay for the driver.

•                 Housing

During the duration of your stay in China, the Company will provide you with housing.

•                 Insurance

You will be covered by Life, and Long Term Disability Insurance benefits.

•                 Vacation and Holidays

The vacation year runs from January 1 to December 31.

You will be entitled to 20 days of paid vacation every year as per company leave policy.

You will be entitled to all Japanese public holidays.

8.                 Confidential Information

You must not use, divulge or disclose to any person, firm or organization (except as required by law or to perform your duties) any trade secrets or other confidential information relating to:

•                  the Company or any Group Company (defined as the parent company of the Company and the parent company’s other subsidiaries),

•                  the Company’s or any Group Company’s business, finance, products, services and processes

•                  the Company’s or any Group Company’s customers, distributors and suppliers.

This restriction applies after your employment ends but will not apply to information which becomes public, unless through unauthorized disclosure by you.

9.               Resignation

Your resignation will be accepted by the company if you voluntarily propose to leave the services of the Company after serving notice as envisaged and the Company approves such resignation.

10.          Termination

The Company may terminate your employment hereunder in the case of any of the following:

•                  you are absent from the work for 6 consecutive days or more without notice and without appropriate reason;

•                  you are arrested for a criminal offence or interfere with the operation of the Company’s business;

•                  you disclose any company secrets, or bring disrepute to, or cause material damage to the Company;

•                  you perform any other act of indiscipline or acting in contravention of Company’s policy/code of conduct

•                  you perform any acts similar to those listed above.

11.          Retirement

Your services with the company will come of an end automatically upon you attaining the retirement age of 80 years.

12.          Return of Company Property

When your employment ends, or at any other time if you are requested to do so, you must return to the Company all business equipment that the Company issues to you (cells phone, laptop computer, and the like).

.

13.          Whole Agreement

This Employment Contract supersedes any previous arrangements, whether oral, implied or in writing, between the Company and you in relation to the matters dealt with in it, it contains the whole agreement between the Company and you relating to your employment at the date the Contract was entered into (except for those terms implied by law which cannot be excluded by the arrangement of the parties).

14.          Rules for Regulating Your Day-to-day Activities

With regard to matters not stipulated in this contract, in principle, the Company applies Work Rules for Regular Employees.

15.          Governing Law

This Contract will be governed by and construed in accordance with Japanese law. The Company and you submit to the non-exclusive jurisdiction of the Japanese courts in relation any dispute arising in connection with this Contract.

Please indicate your acceptance of this offer of employment by signing and dating this letter, and return to the attention of Piyush Mehta- Senior Vice President, Human Resources, Genpact Global.

Sincerely yours,

Signed:	Dated: January 15, 2006

For and on behalf of Genpact Japan Kabushiki Kaisha

/s/ Vidya Srinivasan
Vidya Srinivasan
Director Genpact Japan Kabushiki Kaisha

I agree to the above terms and conditions of employment.

/s/ Mitsuru Maekawa
Signed:	Dated: January 15, 2006

Mitsuru Maekawa

ANNEXURE - 1

COMPENSATION DETAILS

Name	Mitsuru Maekawa
Band	E Band

Designation	Chief Executive Officer, Genpact, China

Salary Details	In JPY p.a	In USD (Exchange rate 120 JPY=1 USD)
Base salary	35763512	298029
Special Allowance	910800	7590

** Statutory Benefits will be as applicable

/s/ Vidya Srinivasan
Vidya Srinivasan
Director Genpact Japan Kabushiki Kaisha